Rule 10f-3 Transactions
Quarter Ended March 31, 2005

Schwab Capital Trust - Laudus Balanced MarketMasters Fund
Sub-Adviser:	PIMCO


Name of Security:	France Govt Bond (OAT)

?Eligible for purchase?
			  X  Yes	    No
Total Offering:		Euro
	6,000,000,000
?Lowest price paid by any purchaser?
				  X  Yes
No
Total Purchased:	Euro	100,000

? Purchased on first date on which
sales were made?		  X  Yes
No
Price/Unit:			95.632

?Reasonability test passed?
			  X  Yes	    No
Trade date:		02/23/2005

?Less than 25% of total offering
amount?			 X  Yes
No
Purchased from:	HSBC Bank Plc

?No compensation to affiliated broker?
				  X  Yes
No
Other syndicate members (list names):
Joint Lead Managers-Books:
?Firm commitment underwriting?	See
Below       		     Yes
No
Deutshce Bank AG, HSBC CCF
Sr Co-Lead Managers:
Credit Suisse First Boston (Europe)
IXIS CIB, JP Morgan
Co-Lead Manager:
ABN Amro, Calyon Corporate & Investment
Bank, Citigroup Global Markets Ltd,
Dresdner Kleinworth Wasserstein, Goldman
Sachs International, Lehman Brothers,
Merrill Lynch International, Morgan
Stanley, Natexis Banques Populaires,
Nomura International PLC, Royal Bank of
Scotland, SG Investment Banking, UBS
Investment Bank/US, Unicredit Banca
Mobiliare, Nomura International PLC,
Royal Bank of Scotland, SG Investment
Banking, UBS Investment Bank/US,
Unicredit Banca Mobiliare
"We have been unable to confirm that his issue was offered pursuant to a firm commitment underwriting. We have confirmed that the fund purchased the offering at the initial offer price received by all initial investors and that the portion of the deal allotted to the selling broker was oversubscribed. "















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